Exhibit 99.1
WASTE CONNECTIONS REPORTS FIRST QUARTER 2011 RESULTS
•	Revenue of $331.5 million, up 7.8%, and operating margins above expectations

•	GAAP EPS of $0.32, up 39.1% over prior year period

•	Net cash provided by operating activities of $88.4 million

•	Free cash flow* of $70.8 million, or 21.4% of revenue

•	Repurchased approximately $20.6 million of common stock during the quarter
FOLSOM, CA, April 25, 2011 — Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2011. Revenue totaled $331.5 million, a 7.8% increase over revenue of $307.5 million in the year ago period. Operating income was $68.6 million, or 20.7% of revenue, versus $59.6 million in the first quarter of 2010. Net income attributable to Waste Connections in the quarter was $36.5 million, or $0.32 per share on a diluted basis of 114.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $27.6 million, or $0.23 per share on a diluted basis of 118.0 million shares.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $7.0 million ($4.3 million net of taxes, or approximately $0.04 per share) in the quarter compared to $7.8 million ($4.8 million net of taxes, or approximately $0.04 per share) in the year ago period. Net income attributable to Waste Connections in the prior year period also included an approximate $1.5 million, or $0.01 per share, increase in the income tax provision associated with an adjustment in deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates in the period.
“Core pricing, record recycling commodity values and tight cost controls drove continuing strong results in the quarter. We once again exceeded the upper end of our expectations despite severe weather impacting volumes in certain markets during February and significant increases in fuel costs throughout the quarter. Adjusted operating income before depreciation and amortization* as a percentage of revenue in the first quarter expanded 120 basis points over the prior year period, and EPS increased almost 40%,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Strong performance in our base business, increased acquisition activity, continuing share repurchases and quarterly cash dividends provide a unique combination of disciplined growth plus return of capital for our shareholders.”
Mr. Mittelstaedt added, “Our previously announced acquisition of County Waste and Recycling provides a springboard for additional growth opportunities within its footprint and positions us for a potential record year for acquisitions.”
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 29 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
*     A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 26th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (916) 608-8200.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected performance of our base business, expected share repurchases and dividend payments, expected contribution from closed acquisitions and future acquisition activity. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental, health, safety and employment laws and regulations may restrict our operations and growth and increase our costs; (30) climate change regulations may adversely affect operating results; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (32) alternatives to landfill disposal may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2010 AND 2011
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2010	2011

Revenues	$307,540	$331,468
Operating expenses:
Cost of operations	176,990	187,066
Selling, general and administrative	35,658	38,838
Depreciation	31,444	33,037
Amortization of intangibles	3,585	3,977
Loss (gain) on disposal of assets	257	(25)

Operating income	59,606	68,575

Interest expense	(12,262)	(8,833)
Interest income	154	134
Other income, net	179	394

Income before income tax provision	47,677	60,270

Income tax provision	(19,863)	(23,477)

Net income	27,814	36,793
Less: net income attributable to noncontrolling interests	(240)	(254)

Net income attributable to Waste Connections	$27,574	$36,539

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.24	$0.32

Diluted	$0.23	$0.32

Shares used in the per share calculations:
Basic	116,560,332	113,519,266

Diluted	118,014,102	114,401,304

Cash dividends per common share	—	$0.075

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	March 31,
	2010	2011
ASSETS
Current assets:
Cash and equivalents	$9,873	$11,093
Accounts receivable, net of allowance for doubtful accounts of $5,084 and $4,548 at December 31, 2010 and March 31, 2011, respectively	152,156	149,485
Deferred income taxes	20,130	12,233
Prepaid expenses and other current assets	33,402	33,546

Total current assets	215,561	206,357

Property and equipment, net	1,337,476	1,318,704
Goodwill	927,852	928,632
Intangible assets, net	381,475	377,092
Restricted assets	30,441	27,716
Other assets, net	23,179	23,902

	$2,915,984	$2,882,403

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,252	$66,753
Book overdraft	12,396	12,380
Accrued liabilities	99,075	96,380
Deferred revenue	54,157	54,408
Current portion of long-term debt and notes payable	2,657	2,678

Total current liabilities	253,537	232,599

Long-term debt and notes payable	909,978	872,282
Other long-term liabilities	47,637	47,658
Deferred income taxes	334,414	348,777

Total liabilities	1,545,566	1,501,316

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 113,950,081 and 113,578,009 shares issued and outstanding at December 31, 2010 and March 31, 2011, respectively	1,139	1,136
Additional paid-in capital	509,218	488,710
Retained earnings	858,887	886,911
Accumulated other comprehensive income (loss)	(3,095)	482

Total Waste Connections’ equity	1,366,149	1,377,239
Noncontrolling interest in subsidiaries	4,269	3,848

Total equity	1,370,418	1,381,087

	$2,915,984	$2,882,403

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2010 AND 2011
(Unaudited)
(Dollars in thousands)

	Three months ended
	March 31,
	2010	2011

Cash flows from operating activities:
Net income	$27,814	$36,793
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	257	(25)
Depreciation	31,444	33,037
Amortization of intangibles	3,585	3,977
Deferred income taxes, net of acquisitions	5,935	20,068
Amortization of debt issuance costs	848	242
Amortization of debt discount	1,245	—
Equity-based compensation	2,940	2,996
Interest income on restricted assets	(133)	(121)
Closure and post-closure accretion	441	484
Excess tax benefit associated with equity-based compensation	(2,478)	(1,838)
Net change in operating assets and liabilities, net of acquisitions	11,782	(7,235)

Net cash provided by operating activities	83,680	88,378

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,819)	(914)
Capital expenditures for property and equipment	(26,754)	(19,528)
Proceeds from disposal of assets	802	789
Decrease (increase) in restricted assets, net of interest income	(379)	2,846
Decrease (increase) in other assets	(349)	36

Net cash used in investing activities	(28,499)	(16,771)

Cash flows from financing activities:
Proceeds from long-term debt	60,000	54,000
Principal payments on notes payable and long-term debt	(63,613)	(91,674)
Change in book overdraft	(981)	(16)
Proceeds from option and warrant exercises	4,952	437
Excess tax benefit associated with equity-based compensation	2,478	1,838
Payments for repurchase of common stock	(49,796)	(20,613)
Payments for cash dividends	—	(8,515)
Tax withholdings related to net share settlements of restricted stock units	(3,514)	(5,169)
Distributions to noncontrolling interests	—	(675)

Net cash used in financing activities	(50,474)	(70,387)

Net increase in cash and equivalents	4,707	1,220
Cash and equivalents at beginning of period	9,639	9,873

Cash and equivalents at end of period	$14,346	$11,093

ADDITIONAL STATISTICS
THREE MONTHS ENDED MARCH 31, 2011
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended
March 31, 2011
Core Price	2.9%
Surcharges	0.5%
Volume	(0.6%)
Intermodal, Recycling and Other	2.1%

Total	4.9%
Uneliminated Revenue Breakdown:

	Three Months Ended
	March 31, 2011
Collection	$239,437	63.2%
Disposal and Transfer	109,560	28.9%
Intermodal, Recycling and Other	30,144	7.9%

Total before inter-company elimination	$379,141	100.0%

Inter-company elimination	$47,673

Reported Revenue	$331,468

Days Sales Outstanding for the three months ended March 31, 2011: 41 (26 net of deferred revenue)
Internalization for the three months ended March 31, 2011: 66%
Other Cash Flow Items:

Three Months Ended
March 31, 2011
Cash Interest Paid	$3,346
Cash Taxes Paid	$611
Debt to Book Capitalization as of March 31, 2011: 39%
Share Information for the three months ended March 31, 2011:

Basic shares outstanding	113,519,266
Dilutive effect of options and warrants	476,624
Dilutive effect of restricted stock	405,414

Diluted shares outstanding	114,401,304

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2011
Operating income	$59,606	$68,575
Plus: Depreciation and amortization	35,029	37,014
Plus: Closure and post-closure accretion	441	484
Plus/less: Loss (gain) on disposal of assets	257	(25)
Adjustments:
Plus: Acquisition-related transaction costs (a)	151	671

Adjusted operating income before depreciation and amortization	$95,484	$106,719

As % of revenues	31.0%	32.2%

(a)	Reflects the addback of acquisition-related costs.
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2011
Net cash provided by operating activities	$83,680	$88,378
Plus/less: Change in book overdraft	(981)	(16)
Plus: Proceeds from disposal of assets	802	789
Plus: Excess tax benefit associated with equity-based compensation	2,478	1,838
Less: Capital expenditures for property and equipment	(26,754)	(19,528)
Less: Distributions to noncontrolling interests	—	(675)

Free cash flow	$59,225	$70,786

As % of revenues	19.3%	21.4%